Exhibit 10.21

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Execution Copy

FIRST AMENDMENT TO UNC SUBLICENSE AGREEMENT

THIS FIRST AMENDMENT TO UNC SUBLICENSE AGREEMENT (this “First Amendment”) is made as of October 13, 2017 (the “Amendment Effective Date”) by and between Novan, Inc., a Delaware corporation with a principal place of business at 4105 Hopson Road, Morrisville, North Carolina 27560 (“Novan”), and KNOW Bio, LLC, a North Carolina limited liability company with a principal place of business at 4222 Emperor Blvd. Suite 470, Durham, NC 27703 (“Licensee”).  Novan and Licensee may each be referred to as a “Party,” and together as the “Parties.”

RECITALS

WHEREAS, Novan and Licensee entered into that certain UNC Sublicense Agreement dated December 29, 2015 (the “UNC Sublicense Agreement”);

WHEREAS, Novan and Licensee entered into that certain Novan Patent and Know-How License Agreement dated December 29, 2015;

WHEREAS, contemporaneously with this First Amendment, Novan and Licensee are entering into a First Amendment to Novan Patent and Know-How License Agreement, whereby Novan and Licensee are amending the terms of such Novan Patent and Know-How License Agreement to (a) enable Novan to have exclusivity for certain oncovirus-related applications within the Novan Retained Field (as defined therein) and to grant an option to Novan to add other oncovirus-related applications to the Novan Retained Field, (b) allocate exclusivity between the Parties for certain new chemical entities, and (c) clarify the scope of the non-compete provisions applicable to the Parties; and

WHEREAS, Novan and Licensee desire to amend the terms of the UNC Sublicense Agreement to enable Novan to have exclusivity for certain oncovirus-related applications within the Novan Retained Field.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.Except as otherwise defined in this First Amendment, capitalized terms shall have the meanings ascribed to them in the UNC Sublicense Agreement.

2.Section 1.10 of the UNC Sublicense Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

“1.10“Novan Retained Field” means: (a) all diagnostic, therapeutic, prophylactic and palliative uses for any disease, condition or disorder of the skin, nails, hair or scalp in humans or animals, including [***], as well as any other dermatological diseases, conditions or disorders (including [***]); (b) all cosmetic uses for the skin, nails, hair or scalp; (c) the Oncovirus Field;

and (d) all diagnostic, therapeutic, prophylactic and palliative uses for any Exclusive NCE of Novan. Notwithstanding the foregoing, the Novan Retained Field does not include: (i) wound (i.e., [***]) care by use of pharmaceutical products formulated specifically to treat chronic wounds, thermal burns, radiation injury, accidental injury, surgical sites or scars; (ii) therapeutic uses for any form of cancer, excluding (x) basal cell carcinoma, squamous cell carcinoma, (y) any forms of precancerous skin lesions or precancerous skin conditions, including actinic keratosis, actinic cheilitis, cutaneous horn, Bowen disease, radiation dermatosis, and dysplastic nevi, and (z) the Oncovirus Field (for clarity, all of x, y and z are within the Novan Retained Field); or (iii) any diagnostic, therapeutic, prophylactic or palliative use for any Exclusive NCE of Licensee.”

3.Article 1 of the UNC Sublicense Agreement is hereby amended to add the following Sections and defined terms:

“1.24“Exclusive NCE” of a Party means an active chemical compound, molecular entity or moiety that is an “Exclusive NCE” of such Party pursuant to Sections 1.30 and 2.11 of the License Agreement, for so long as such status continues in accordance with the terms of the License Agreement.

1.25“License Agreement” means that certain Novan Patent and Know-How License Agreement between the Parties dated December 29, 2015, as amended.

1.26“Oncovirus Field” means the “Oncovirus Field” as defined in the License Agreement, including as such term may be modified pursuant to Section 2.12 of the License Agreement.”

4.Section 3.3(c) of the UNC Sublicense Agreement is hereby amended by adding the following sentence at the end of such Section:

“Licensee shall not have any right to enforce any UNC Patent against an infringer with respect to an Exclusive NCE of Novan under this Section 3.3(c).”

5.Section 8.6 of the UNC Sublicense Agreement is hereby amended by deleting the notice addresses for the Parties set forth therein and inserting in lieu thereof the following:

“Novan, Inc.

4105 Hopson Road

Morrisville, NC 27560

Attn:  Chief Executive Officer”

“KNOW Bio, LLC

4222 Emperor Blvd. Suite 470

Durham, NC 27703

Attn:  Legal Department”

Confidential Information

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6.Any questions, claims, disputes, or litigation concerning or arising from this First Amendment shall be governed by the laws of the State of North Carolina without giving effect to the conflicts of laws principles of that state or other country.  All disputes with respect to this First Amendment shall be governed by Section 8.2 and Section 8.3 of the UNC Sublicense Agreement.

7.This First Amendment is limited as specified and shall not constitute a modification, amendment or waiver of any other provision of the UNC Sublicense Agreement.  Except as amended by this First Amendment, the UNC Sublicense Agreement shall remain in full force and effect.

8.This First Amendment may be executed in counterparts (by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail), each of which will be considered an original, but all of which together will constitute one and the same instrument.

Signature Page to Follow

Confidential Information

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed by their duly authorized representatives.

Novan, Inc.		KNOW Bio, LLC

By:	/s/ G. Kelly Martin	By:	/s/ Anne Whitaker
Name:	G. Kelly Martin	Name:	Anne Whitaker
Title:	Chief Executive Officer	Title:	President & CEO

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